Exhibit 10.1

AMENDMENT TO THIRD AMENDED EMPLOYMENT AGREEMENT

          This Amendment dated as of December 14, 2009 (this “Amendment”) to that certain Third Amended Employment Agreement by and between Steven Madden, Ltd., a Delaware corporation (the “Company”), and Steven Madden (the “Employee”) .

W I T N E S S E T H:

          WHEREAS, the Company and the Employee are parties to that certain Third Amended Employment Agreement executed as of July 15, 2005 and effective as of July 1, 2005 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A; and

          WHEREAS, the Company believes it to be in the best interests of the Company to extend the term of the Employment Agreement to further secure the services of the Employee for five years beyond the term reflected in the Employment Agreement and the Employee is agreeable to such extension;

          NOW, THEREFORE, in consideration of the agreement of the parties contained herein and for ten dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged,, and intending to be legally bound, the parties hereto agree as follows:

1.	Effective as of the date of this Amendment, the Employment Agreement is amended as follows:

	a.	Section 3 of the Employment Agreement shall be deleted in its entirety and in lieu thereof the following paragraph shall be inserted:

“Section 3. TERM OF EMPLOYMENT. The term of Employee’s employment, unless sooner terminated as provided herein, shall commence on the Effective Date of this Third Amended Employment Agreement and end on December 31, 2019 (the “Term”).”

2.	Except as modified hereby, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment of date first set forth above.

STEVEN MADDEN, LTD.

By:	/s/ Edward R. Rosenfeld

Name:	Edward R. Rosenfeld
Title:	Chief Executive Officer

/s/ Steven Madden

STEVEN MADDEN